Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES 20-To-1 Reverse Stock Split

September 14, 2018 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW), or SAE, today announced the consummation of a 20-to-1 reverse split of its issued and outstanding common stock. SAE’s common stock will begin trading on a split-adjusted basis when the market opens on September 17, 2018. The reverse stock split affects all issued and outstanding shares of SAE’s common stock. SAE’s stockholders granted authority to the Board of Directors to effect the reverse stock split through a written consent dated August 14, 2018. Pursuant to the reverse stock split, every 20 shares of issued and outstanding common stock were automatically converted into 1 share of common stock, with fractional shares cashed out based on the closing price per share on the effective date of the reverse stock split. The reverse stock split does not impact any stockholder’s percentage ownership or voting power, except for minimal effects resulting from the treatment of fractional shares. Following the reverse stock split, the number of outstanding shares of common stock was reduced by a factor of 20.

Continental Stock Transfer & Trust Company (“Continental”) is acting as exchange agent for the reverse stock split. Stockholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split, and will see the impact of the reverse stock split automatically reflected in their accounts following the effective date. Beneficial holders may contact their bank, broker or nominee for more information. For those stockholders holding physical stock certificates, SAE will send instructions for exchanging those certificates for shares held in book-entry form, representing the post-split number of shares. Continental can be reached at (212) 509-4000.

About SAExploration Holdings, Inc.

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout the United States, Canada, South America, Southeast Asia, Australia, and West Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of logistical support and data processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Australia and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

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Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include statements regarding SAE's financial condition, results of operations and business and SAE's expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Finance

(281) 258-4400

rabney@saexploration.com

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